EXHIBIT 4.3


               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
               ---------------------------------------------------


     AGREEMENT made this 17th day of September, 2002 by and between AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation ("DEBTOR"), with its chief executive office at 1375 Akron Street, Copiague, New York 11726, and ALFRED J. ROACH, an individual ("SECURED PARTY"), residing at 207 Inlet Drive, Lindenhurst, New York 11757.

                              W I T N E S S E T H:

     WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the patents and applications therefor described in Exhibit A annexed hereto and made a part hereof; and

     WHEREAS, Secured Party is contemporaneously herewith making a loan to Debtor in the principal amount of $75,000 pursuant to a certain Promissory Note of even date herewith (as same may be amended, modified, supplemented, extended, renewed, restated or replaced, the "NOTE"), and may, but is not obligated to, make additional loans to, and/or provide other financial accommodations for, Debtor in the future; and

     WHEREAS, in order to induce Secured Party to make the loan evidenced by the Note and, if mutually determined among the parties, make other loans or advances to, and/or provide other financial accommodations for, Debtor in the future, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

     1.   GRANT OF SECURITY INTEREST
          --------------------------

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party a continuing security interest in, and a general lien upon, and hereby assigns to Secured Party all of Debtor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) the patents, applications, registrations and recordings described in Exhibit A hereto in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals thereof, all rights (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Debtor or in the name of Secured Party (the "PATENTS"), it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Debtor pertaining to the Patents;

          (b) all general intangibles relating to the Patents;

          (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (d) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to this Section, Debtor hereby, effective upon the occurrence of an Event of Default (as hereinafter defined) and upon written notice from Secured Party, grants, sells, conveys, transfers, assigns and sets over to Secured Party, all of Debtor's right, title and interest in and to the Collateral.

     2.   OBLIGATIONS SECURED
          -------------------

     The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and indefeasible payment in full of any and all loans, indebtedness, liabilities and obligations of any kind owing by Debtor to Secured Party (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.(S) 362(a)), and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Debtor, would accrue on such obligations), however evidenced, whether as principal, guarantor or otherwise, whether arising under the Note or otherwise, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, original, renewed or extended, whether arising directly or acquired from others and including, without limitation, Secured Party's charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Debtor under this Agreement, the Note or in connection with any of the foregoing (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.(S) 362(a)), and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Debtor, would accrue on such obligations), (all hereinafter referred to as "OBLIGATIONS").

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS
          -----------------------------------------

     Debtor hereby represents, warrants and covenants (which shall survive the execution and delivery of this Agreement) to Secured Party that:

          (a) Debtor will pay and perform all of the Obligations according to their terms.

          (b) The chief place of business and chief executive office of Debtor and the office where Debtor keeps its books and records concerning the Collateral are located at the address first specified above for Debtor.

          (c) Debtor conducts, and for the past five years has conducted, no business under any name, fictitious name, or trade name, other than American Biogenetic Sciences, Inc. which is Debtor's legal name. Debtor's federal tax identification number is 11-2655906.

          (d) Debtor has exclusive possession and control of all Collateral.

          (e) All corporate action required to authorize Debtor's execution, delivery and performance of this Agreement has been duly and validly taken.

          (f) Not change its jurisdiction of incorporation or organization.

          (g) All of the existing Collateral is valid and subsisting in full force and effect, and Debtor owns the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Debtor will, at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting and registered patents including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests, or encumbrances of any nature whatsoever, except the security interests granted hereunder and the licenses permitted under Section 3(k).

          (h) Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, except as permitted herein, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

          (i) Debtor will, at Debtor's expense, perform all acts and execute all documents requested at any time by Secured Party to evidence, perfect, maintain, record, or enforce the security interest in the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to file financing statements and/or have this or any other similar security agreement filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

          (j) This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Delaware and the recording of this Agreement with the United States Patent and Trademark Office, which will be made, creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Obligations, and all other filings and other actions necessary or desirable to perfect and protect such security interest have been or will be duly made or taken. Except therefor, all actions necessary to perfect and protect the security interest created hereby have been duly taken. Except for the foregoing, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other person is required either (i) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder.

          (k) Debtor has not granted any licenses with respect to any of the Collateral other than as set forth on Exhibit C hereto.

          (l) Debtor will, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit B annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder.

          (m) Debtor shall not file any application for the registration of a Patent with the United States Patent and Trademark Office or any similar office or agency in the United States, any state therein, or any other country, unless Debtor has by thirty (30) days prior written notice informed Secured Party of such action. Upon request of Secured Party, Debtor shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the security interests of Secured Party in such Patent.

          (o) Debtor has not abandoned any of the Patents and Debtor will not do any act, nor omit to do any act, whereby the Patents may become abandoned, invalidated, unenforceable, avoided, or avoidable. Debtor shall notify Secured Party immediately if it knows or has reason to know of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, avoided, or avoidable.

          (p) Debtor will render all assistance necessary to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States or any state therein or any other country to maintain such application and registration of the Patents as Debtor's exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

          (q) Debtor will promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any other process or product which infringes upon any Patent. If requested by Secured Party, Debtor, at Debtor's expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Patents.

          (r) Debtor assumes all responsibility and liability arising from the use of the Patents and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Patent or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof).

          (s) Debtor will promptly pay Secured Party for any and all costs and reasonable expenditures incurred by Secured Party pursuant to the provisions of this Agreement or for the defense, protection, or enforcement of the Obligations, the Collateral, or the security interests granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and reasonable legal expenses. Such costs and reasonable expenditures shall be payable on demand, together with interest at the then applicable rate set forth in the Note and shall be part of the Obligations secured hereby.

     4.   EVENTS OF DEFAULT
          -----------------

     All Obligations shall become immediately due and payable, without notice or demand, at the option of Secured Party, upon the occurrence of any one or more Events of Default under the Note (each an "EVENT OF DEFAULT" hereunder).

     5.   RIGHTS AND REMEDIES
          -------------------

     Upon the occurrence of any such Event of Default and during the continuance thereof, in addition to all other rights and remedies of Secured Party, whether provided under law, the Note or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

          (a) Secured Party may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Patents for any purpose whatsoever. Secured Party may make use of any Patents for the sale of goods, completion of work-in-process or rendering of services or otherwise in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor.

          (b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

          (c) Secured Party may assign, sell, or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) business days prior notice in the manner set forth in Section 10(d) hereof shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.

          (d) Upon written demand from Secured Party, Debtor shall execute and deliver to Secured Party an assignment or assignments of the Patents and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of Debtor to comply with such demand will not impair or affect the validity of the conditional assignment effected by the last paragraph of Section 2 or its effectiveness upon notice by Secured Party as specified in the last paragraph of Section 2. Debtor agrees that such an assignment (including without limitation the conditional assignment effected by the last paragraph of Section 2) and/or recording shall be applied to reduce the Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

          (e) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the last paragraph of Section 2 or Section 5(c) hereof, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 3 (h) hereof, one or more instruments of assignment of the Patents (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys' fees and legal expenses.

          (f) Secured Party may first apply the proceeds actually received from any such license, assignment, sale, or other disposition of Collateral to the costs and expenses thereof, including, without limitation, attorneys' fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as Secured Party may in its discretion determine. Debtor shall remain liable to Secured Party for any expenses or obligations remaining unpaid after the application of such proceeds, and Debtor will pay Secured Party on demand any such unpaid amount, together with interest at a rate equal to the highest rate then payable on the Obligations.

          (g) Debtor shall supply to Secured Party or to Secured Party's designee, Debtor's knowledge and expertise relating to the manufacture and sale of the products and services to which the Patents relate and Debtor's customer lists and other records relating to the Patents and the distribution thereof.

         Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under law, this Agreement, the Note or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

     6.   SECURED PARTY APPOINTED ATTORNEY-IN-FACT.
          -----------------------------------------

     Debtor hereby irrevocably appoints Secured Party Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, after the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) file financing statements (and similar documents) and file or record this Agreement with the Secretary of State of the State of Delaware and with any other federal, state or foreign government or agency to evidence, perfect, maintain, record or enforce the security interest and lien in the Collateral granted hereunder, including without limitation, recording this Agreement with the United States Patent and Trademark Office, (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the protection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral, (d) to pay or discharge any taxes, liens, or other encumbrances at any time levied, placed on or threatened against the Collateral; and (e) generally, to otherwise do such acts and things which Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and Secured Party's security interest therein, in each case as full and effectually as if Secured Party were the absolute owner thereof. The powers conferred on Secured Party hereunder shall not impose any duty upon it to exercise any such powers. Neither Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct. Debtor hereby ratifies and approves all acts of Secured Party, as its attorney-in-fact, and Secured Party, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. These powers, being coupled with an interest, are until all of the Obligations are indefeasibly paid in full and this Agreement is terminated. After the occurrence of an Event of Default, Debtor also authorizes Secured Party, at any time and from time to time, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto. Secured Party may, but shall be under no obligation, to take any of the foregoing actions and Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto.

     7.   SECURED PARTY MAY PERFORM.

          (a) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend or enforce the Obligations, the Collateral, or the security interest granted hereunder, including but not limited to all filing or recording fees, court costs, collection charges and reasonable attorneys' fees.

          (b) If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the incurred in connection therewith shall be payable by Debtor on demand together with interest at the then applicable rate set forth in the Note and shall be part of the Obligations secured hereby.

     8.   SECURED PARTY'S DUTIES.
          -----------------------

          (a) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other Person pertaining to any Collateral.

          (b) Anything contained herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     9.   INDEMNITY AND EXPENSES.
          -----------------------

         Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement). Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the fees and out-of-pocket disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) filing or recording fees incurred in connection with this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Debtor to perform or observe any of the provisions hereof.

     10.  MISCELLANEOUS
          -------------

          (a) Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument, shall not affect Secured Party or Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein or in any other agreement, document, or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Debtor, specifying such waiver.

          (b) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement signed by the party to be charged thereby.

          (c) In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

          (d) Except as otherwise expressly provided in this Agreement, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the parties at their respective addresses set forth below (or to such other address as to which a party may from time to time give notice to other) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for next business day delivery with Federal Express (or other similar national overnight courier service) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee by hand delivery on a business day (or on the next business day if received by hand delivery after the close of normal business hours or on any non-business day)


          If to Debtor:           American Biogenetic Sciences, Inc.
                                  1375 Akron Street
                                  Copiague, New York 11726
                                  Attention: President

          If to Secured Party:    Mr. Alfred J. Roach
                                  207 Inlet Drive
                                  Lindenhurst, New York 11757

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rule that would otherwise require the application of the laws of another jurisdiction).

          (f) Any judicial proceeding brought by or against Debtor with respect to any of the Obligations, this Agreement or the Note may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with the Obligations, this Agreement or the Note. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Debtor in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceedings by Debtor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with the Obligations, this Agreement or the Note, shall be brought only in a federal or state court located in the County of Suffolk, State of New York.

          (g) THE BORROWER WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH THIS AGREEMENT OR THE NOTE, AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          (h) This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and his heirs, executors, estate, successors and assigns, except that Debtor may not assign this Agreement or the Note, or assign or delegate any of its obligations hereunder or thereunder without the prior written consent of Secured Party.

          (i) All references to Debtor and Secured Party herein shall include their respective successors and assigns. All references to the term "person" herein shall mean an individual, sole proprietorship, limited partnership, general partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture association, organization or other entity or a government department or any agency, instrumentality or political subdivision thereof.

          (j) In the event of any conflict of any of the terms or provisions of this Agreement with any of the terms or provisions of the Note, the terms or provisions of the Note shall control.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

                                   AMERICAN BIOGENETIC SCIENCES, INC.

                                   By: /s/ James H. McLinden
                                       -----------------------------------------
                                           James H. McLinden, President


                                       /s/ Alfred J. Roach
                                       -----------------------------------------
                                           Alfred J. Roach

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF SUFFOLK     )


     As of this 17th day of September, 2002, before me personally came James H. McLinden, to me known, who being duly sworn, did depose and say, that he is President of AMERICAN BIOGENETIC SCIENCES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                       /s/ Leonard W. Suroff
                                       -----------------------------------------
                                       Notary Public




STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF SUFFOLK     )


     As of this 17th day of September, 2002, before me personally came Alfred J. Roach, to me known, who, being duly sworn, did depose and say, that he is the individual described in and who executed the foregoing instrument; and that he signed his name thereto.

                                       /s/ Leonard W. Suroff
                                       -----------------------------------------
                                       Notary Public

                                                              EXHIBIT A

                                                  LIST OF PATENTS AND APPLICATIONS


------------------------------------------------------------------------------------------------------------------------------------
DOCKET      PAT    RELATED    COUNTRY          SERIAL NO.       FILED     TITLE                           STATUS
            TYPE                                                                                          ISSUED
                                                                                                          EXPIRES/YR

4697-034    CIP    4697-026   United States    07/364,053       6/8/89    Method For Production of        U.S. Patent No.
                                                                          Monoclonal Antibodies           5,120,834;
                                                                          Utilizing A Germfree Animal
                                                                                                          Issued
                                                                                                          6/9/92
                                                                                                          2009
4697-034-                     Canada           602,660          6/13/89                                   Patent No. 1,339,737
001                                                                                                       Issued 3/17/98
4697-034-                     United Kingdom   89906932.2       6/12/89                                   Patent No. GB0413763
002                                                                                                       Issued 6/12/89
4697-034-                     Germany          89906932.2       6/12/89                                   Patent No. P68927438.6-08
003                                                                                                       Issued 6/12/89
4697-034-                     France           89906932.2       6/12/89                                   Patent No. FR0413763
004                                                                                                       Issued 6/12/89
4697-034-                     Italy            89906932.2       6/12/89                                   Patent No. 29343/BE/96
005                                                                                                       Issued 6/12/89
4697-034-                     Japan            1-506610/89      6/12/89                                   Patent No. 2635192
012                                                                                                       Issued 6/12/89

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
DOCKET      PAT    RELATED    COUNTRY          SERIAL NO.       FILED     TITLE                           STATUS
            TYPE                                                                                          ISSUED
                                                                                                          EXPIRES/YR
4697-034-                     Rep. of Korea    700307/90        6/12/89                                   Patent No. 225183
187                                                                                                       Issued 6/12/89
4697-034-                     EPC              89906932.2       6/12/89                                   Patent No.  0413763
227                           W. Germany                                                                  Issued 6/12/89

4697-038    DIV    4697-034   United States    07/583,738       9/17/90   Fibrinogen-Specific Monoclonal  U.S. Patent No. 5,091,512
                                                                          Antibody                        2/25/92              2009
4697-054    CIP    4697-053   United States    08/086,423       7/2/93    Method for the Production of    U.S. Patent No. 5,453,359
                                                                          Monoclonal Antibodies Utilizing 9/26/95      2009
                                                                          a Germfree Animal
4697-054-                     Russian          96103363         6/22/94                                   Patent No.2173347
019                           Federation                                                                  Issued 6/22/94
4697-054-                     Korea (South)    705946/95        6/22/94                                   Pending
187                           United States
4697-065                                       08/204,015       2/24/94   Fibrin Specific Antibody for    U.S. Patent 5,487,892
                                                                          Use as an Antithrombotic Agent  Issued 1/30/96
4697-065-                     Canada           2/183/953        2/21/95                                   Exam Due 2/21/02
001
4697-065-                     Australia        18434/95         2/21/95                                   Patent No. 708897
007                                                                                                       Issued
4697-065-                     Mexico           9603602          2/21/95                                   Patent No.  204288
009                                                                                                       Convention Priority Date
                                                                                                          Feb 24, 1994
4697-065-                     Japan            7-7522375        2/21/95                                   Exam Due 2/21/02

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DOCKET      PAT    RELATED    COUNTRY          SERIAL NO.       FILED     TITLE                           STATUS
            TYPE                                                                                          ISSUED
                                                                                                          EXPIRES/YR
012
4697-065-                     Russian          96119386         2/21/95                                   Patent No. 2152801
019                           Federation                                                                  Issued
4697-065-                     Brazil           PI9506949-6      2/21/95                                   Pending
037
4697-065-                     China            95192673.X       2/21/95                                   Pending
146
4697-071    CON    4697-041   United States    08/460,702       6/2/95    Methods for Therapeutic Uses    U.S. Patent 5,723,126
                                                                          of Fibrin-specific Monoclonal   3/3/98          2009
                                                                          Antibody
4697-073    CON    4697-041   United States    08/459,596       6/2/95    Immunoassay Ad Kit for in       U.S. Patent 5,843,690
                                                                          Vitro Detection of Soluble      12/1/98            2009
                                                                          DESAABB Fibrin Polymers
4697-092    CON    4697-034   United States    09/044,063       3/18/98   Methods for Treating a Fibrin   U.S. Patent 5,871,737
                                                                          Encapsulated Tumor Using a      2/16/99        2009
                                                                          Fibrin Specific Monoclonal
                                                                          Antibody and Compositions Used
                                                                          Therein
4697-096    CIP    4697-053   United States    09/207,913       12/9/98   Methods for Treating a Fibrin   U.S. Patent 6,187,593
                                                                          Encapsulated Tumor Using        2/13/01           2009
                                                                          a Fibrin Specific Monoclonal
                                                                          Antibody and Compositions
                                                                          Used Therein
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                            SPECIAL POWER OF ATTORNEY
                                    (PATENTS)

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF SUFFOLK      )

     KNOW ALL MEN BY THESE PRESENTS, that AMERICAN BIOGENETIC SCIENCES, INC. ("DEBTOR"), having an office at 13785 Akron Street, Copiague, New York 11726, hereby appoints and constitutes, severally, ALFRED J. ROACH ("SECURED PARTY"), its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Debtor at any time after the occurrence and during the continuance of an Event of Default under the Security Agreement (as hereinafter defined):

     1. Execution and delivery of any and all agreements, documents, instrument of assignment, or other papers which Secured Party, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Debtor in and to any patents and all applications, registrations, recordings, reissues, extensions, and renewals thereof set forth on Exhibit A to the Security Agreement ( as defined below), or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

     2.   Execution  and  delivery  of  any  and  all   documents,   statements,
certificates or other papers which Secured Party, in its discretion, deems necessary or advisable to further the purposes described in Section 1 hereof.

     This Power of Attorney, being a power coupled with an interest, is made pursuant to a Patent Collateral Assignment and Security Agreement between Debtor and Secured Party, of even date herewith (the "SECURITY AGREEMENT") and may not be revoked until payment in full of all Debtor's "Obligations", as such term is defined in the Security Agreement and is subject to the terms and provisions thereof.

September __, 2002

                                     AMERICAN BIOGENETIC SCIENCES, INC.


                                        ----------------------------------------
                                            James H. McLinden
                                            President

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF SUFFOLK      )


     As of this ___ day of September, 2002, before me personally came James H. McLinden, to me known, who being duly sworn, did depose and say, that he is a President of AMERICAN BIOGENETIC SCIENCES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                     -------------------------------------------
                                     Notary Public

                                    EXHIBIT C

                                    LICENSES


     1.   License   Agreement   dated  December  13,  1995  between  and  Abbott
          Laboratories, for American Biogenetic Sciences, Inc. TpP Product.

     2. Development and License Agreement dated October 12, 1995 between American Biogenetic Sciences, Inc. and F. Hoffman LaRoche Ltd., for American Biogenetic Sciences, Inc 's TpP Product.

     3. Agreement dated December 1, 1983 between American Biogenetic Sciences, Inc. and University of Notre Dame wherein American Biogenetic Sciences, Inc. has agreed to pay Notre Dame a royalty of 5% of the net income American Biogenetic Sciences, Inc. achieves from sales of products resulting from American Biogenetic Sciences, Inc . sponsored research activities at Notre Dame.

     4. On January 24, 1992, the Company entered into an exclusive, 15 years license agreement with Yamanouchi Pharmaceutical Co., Ltd.
          ("Yamanouchi"), a Japanese pharmaceutical company. Under this agreement, Yamanouchi may manufacture, use or market diagnostic assays that contain American Biogenetic Sciences, Inc.'s monoclonal antibody, 45-J, in Japan and Taiwan.